UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2019

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Research Court, Suite 750, Suwanee, Georgia	30024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, David Luci notified the Board of Directors (the “Board”) of Ameri Holdings, Inc. (the “Company”) of his resignation from the Board effective as of such date. Mr. Luci’s resignation from the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the resignation letter from Mr. Luci, dated March 28, 2019 is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On April 2, 2019, the Board appointed Carmo Martella to fill the vacancy left by Mr. Luci. Mr. Martella was also appointed to both the audit and compensation committees of the Board.

Mr. Martella, age 52, previously served as Chief Technology Officer of MedData from January 2017 through January 2019. Prior to MedData, he was a Senior Director for Amtrak from August 2014 through January 2017. Prior to that he held positions at Broto Legal (2013-2014) and IBM (1999-2013). He received his B.A. in education from Illinois College and his MA-ABD from the University of Illinois at Springfield.

There are no arrangements or understandings between Mr. Martella and any other persons pursuant to which Mr. Martella was appointed as a director. In addition, Mr. Martella has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Board Resignation Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2019	AMERI HOLDINGS, INC.

	By:	/s/ Barry Kostiner
Name:Barry Kostiner
Title:Chief Financial Officer